UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

1.                                       Modification of Director Compensation.

On August 17, 2006, the Board of Directors of Family Dollar Stores, Inc. (the “Board”) adopted Directors’ Share Awards Guidelines pursuant to the Company’s 2006 Incentive Plan and adjusted the compensation arrangements for non-employee members of the Board (the “Directors”).  The compensation changes were recommended to the Board by its Compensation Committee (the “Committee”), after the Committee undertook a review of market practices, considered benchmarking information, and received the advice of the Committee’s consultant, Hay Group, Inc.  Such compensation will be as follows:

•                              Directors will be paid an annual retainer of $40,000/fiscal year, payable quarterly in arrears, beginning with the Company’s 2007 fiscal year;

•                              Directors shall receive an annual grant of Common Stock of the Company with a value of $30,000 pursuant to the Company’s 2006 Incentive Plan and in accordance with the terms of the Directors’ Share Awards Guidelines, beginning with the Company’s 2007 annual shareholder’s meeting;

•                              The Chairman of each of the Nominating/Corporate Governance Committee and the Compensation Committee shall receive an additional annual retainer of $5,000 and the Chairman of the Audit Committee of the Board shall receive an additional annual retainer of $10,000, payable quarterly in arrears, beginning with the Company’s  2007 fiscal year;

•                              The fee paid to each Director for each meeting of the Board that he or she attends shall be $1,500, and shall be $1,000 for each Committee meeting that he or she attends, except that a Director shall receive $500 for any meeting attended telephonically;

•                              The Lead Director of the Company shall be paid an additional annual retainer of $10,000/fiscal year, payable quarterly in arrears, beginning with the Company’s 2007 fiscal year.

Additionally, the Company will reimburse directors for all reasonable expenses incurred by them in connection with attendance at any meeting of the Board or its Committees and for travel and other expenses incurred in connection with their duties as Directors of the Company.

There is no written agreement with respect to compensation payable to any Director.  A copy of the Directors’ Share Awards Guidelines is attached as Exhibit 10.1 and is incorporated herein by reference.

2.                                       Amendment to Employment Agreements with Howard R. Levine and R. James Kelly.

On August 17, 2006, with the unanimous approval of the independent directors of the Board, upon the recommendation of the Board’s Compensation Committee, the Company entered into an amendment to the employment agreement dated August 18, 2005 (the “Levine Agreement’) with Chairman and Chief Executive Officer Howard R. Levine, (the “Levine Amendment”), and an amendment to the employment agreement dated August 18, 2005 (the “Kelly Agreement”) with newly appointed President and Chief

Operating Officer R. James Kelly (the “Kelly Amendment,” and together with the Levine Amendment, the “Amendments”).

The Levine Amendment memorializes the Company’s approval of the non-exclusive personal use of the Company’s aircraft by Mr. Levine, subject to certain limits and conditions as established by the Board each year.   The Board has presently limited Mr. Levine’s personal usage of the Company’s aircraft to 70 hours for the 2007 fiscal year.

The Kelly Amendment memorializes the duties assumed by Mr. Kelly in connection with his promotion to the position of President and Chief Operating Officer of the Company, as further described in Item 5.02.  As a result of his promotion, Mr. Kelly’s annual salary has been increased to $600,000 per year, effective immediately.  All other aspects of Mr. Kelly’s compensation remain unchanged.

Each of the Amendments provides that the underlying employment agreements shall be interpreted, operated and administered in compliance with Internal Revenue Code Section 409A.

The foregoing does not constitute a complete summary of the terms of the Amendments, and reference is made to the complete text of each Amendment, which in the case of the Levine Amendment is attached hereto as Exhibit 10.2, and in the case of the Kelly Amendment, is attached hereto as Exhibit 10.3.  Reference is also made to the underlying employment agreements, which in the case of the Levine Agreement is available as Exhibit 10.2 to the Company’s Form 8-K report filed on August 24, 2005, and in the case of the Kelly Agreement is available as Exhibit 10.3 to the Company’s Form 8-K report filed that same day.

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2006, the Company promoted R. James Kelly to the position of President and Chief Operating Officer.  Mr. Kelly, age 59, joined the Company as Vice-Chairman – Chief Financial and Chief Administrative Officer in January 1997.  In his new role, Mr. Kelly will be responsible for overseeing all business operations of the Company, including store operations, merchandising, real estate, supply chain and technology functions.  The Company has commenced a search for a new Chief Financial Officer.  Mr. Kelly will continue to serve as Chief Financial Officer until the position is filled.

Biographical and other information with respect to Mr. Kelly required by Item 5.02(c) of Form 8-K is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 30, 2005, and such information is incorporated by reference herein.

A copy of the news release announcing this management change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01       Regulation FD Disclosure.

On August 18, 2006, the Company issued a news release announcing that its Board of Directors had authorized an increase in the Company’s stock repurchase program to repurchase up to an additional five million shares of the Company’s common stock.  The funding for such repurchase program may be derived from either the Company’s operating income or outstanding financings.  The purchases may be made in the open market, by block purchase, in private transactions, or otherwise as determined by management.

A copy of the news release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

10.1 – Directors’ Share Awards Guidelines

10.2 – First Amendment to Employment Agreement dated August 17, 2006, between the Company and Howard R. Levine

10.3 – First Amendment to Employment Agreement dated August 17, 2006, between the Company and R. James Kelly

99.1 – News Release dated August 21, 2006

99.2 – News Release dated August 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: August 21, 2006	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel

Exhibit Index

Exhibit No.	Document Description
10.1	Directors’ Share Awards Guidelines

10.2	First Amendment to Employment Agreement dated August 17, 2006, between the Company and Howard R. Levine

10.3	First Amendment to Employment Agreement dated August 17, 2006, between the Company and R. James Kelly

99.1	News Release dated August 21, 2006

99.2	News Release dated August 18, 2006